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                                                                   Exhibit 10.01

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective May 1, 1998 (the "Effective Date"), by and between CORPORATE STAFFING RESOURCES, INC., a Delaware corporation (hereinafter referred to as "the Company") and WILLIAM W. WILKINSON (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee has been employed by the Company under the terms of an Employment Agreement dated December 3, 1997 (the "1997 Agreement"); and

         WHEREAS, the Company and the Employee desire to amend and restate the terms of the Employee's employment with the Company as hereinafter provided in substitution for the 1997 Agreement; and

         WHEREAS, in the course of building the business of the Company and its Affiliates (as defined in Section 7 hereof), and in his capacity as an officer thereof, Employee will gain knowledge of the business, affairs, customers and methods of the Company and its Affiliates, will have access to lists of the Company's and its Affiliates' customers and their needs, and will become personally known to and acquainted with the Company's and its Affiliates' customers, thereby establishing a personal relationship with such customers for the benefit of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and terminate on December 31, 2002, unless sooner terminated as hereinafter provided.

         2. DUTIES AND PERFORMANCE.

                  (a) During the term of this Agreement, Employee shall be employed by the Company on a full-time basis as its Chief Executive Officer and shall have such authority and shall perform such duties consistent with his position as may be reasonably assigned to him and shall report to the Board of Directors (the "Board of Directors") of the Company or any

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         other person designated by the Board of Directors; provided, however, that without the approval of the Board of Directors, Employee may not, on behalf of the Company, (A) enter into employment arrangements for the Company's employees for any fixed term or duration, (B) borrow funds or make material capital expenditures or commitments, (C) sell common stock or any other security of the Company or acquire or sell any subsidiary of the Company, (D) alter or adopt any employee benefit plans, or (E) adopt or maintain any employee policy or program different from those of the Company on the Effective Date to the extent the Employee is knowledgeable with respect to such policy or program. The Company shall retain full direction and control of the means and methods by which the Employee performs the above services. Employee shall use all reasonable efforts to further the interests of the Company and shall devote substantially all of his business time and attention to his duties hereunder.

         (b) Except with the prior written approval of the Board of Directors (which the Board of Directors may grant or withhold in their sole discretion), Employee, during the term of this Agreement or any renewal thereof, will not (i) accept any other employment, (ii) serve on the board of directors or similar body of any other business entity, or
         (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its Affiliates.

         (c) Employee shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

         3. BASE SALARY AND OTHER COMPENSATION.

                  (a) Base Salary. The Company shall pay to Employee a base salary at the rate of $200,000 per annum (the "Base Salary") through the term of this Agreement as specified in


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         Section 1 hereof, or any renewal thereof, payable semi-monthly on the
         15th and the last day of the month as per the normal pay practices of the Company (e.g., standard employee deductions such as income tax withholdings, social security, etc.). The Base Salary shall be reviewed in connection with Employee's annual performance review and may be increased in the sole discretion of the Board of Directors.

                  (b) Incentive Compensation. In addition to the Base Salary, Employee shall be entitled during the term of this Agreement to participate in an incentive compensation plan described on Schedule 3(b) developed for Employee (or for Employee and other similarly situated individuals within the Company), subject to meeting the requirements set forth in such plan for benefits. The incentive compensation plan applicable to Employee for calendar year 1998 will be determined following final approval of the Company's 1998 budget.

         4. BENEFITS.

                  (a) Employee shall be entitled to participate in any employee benefit plans maintained by the Company for its full time employees. The Company shall pay or reimburse Employee for one-half (1/2) of the cost of health insurance for Employee and his dependents. Employee shall be entitled to four (4) weeks vacation per annum and such holidays as the Company may establish as Company policy. Nothing herein, however, is intended or shall be construed to require the Company to institute or continue all, or any particular, plan or benefits.

                  (b) The Company shall provide Employee with an automobile for business use pursuant to the Company's automobile policy for officers described on schedule 4(b) and shall pay or reimburse Employee for automobile expenses actually incurred. Employee shall provide the Company with records regarding automobile usage in accordance with the Company's reporting policy.

         5. TERMINATION OF AGREEMENT.

                  (a) Employee's employment hereunder shall or may be terminated, as the case may be, under the following circumstances:


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                           (i) the Company may terminate Employee's employment
                  hereunder for "cause" by delivery of a written notice to Employee concerning the same. "Cause" shall mean by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or any of its Affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct, (B) Employee's violation of the Company's substance abuse policy, (C) willful and intentional misuse or diversion of the Company's or any of its Affiliate's funds, embezzlement, or fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or any of its Affiliates, (D) material failure to perform the duties of Employee's employment or his habitual neglect thereof, (E) material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company,
                  (F) a material breach by Employee of the provisions of Section 6 of this Agreement; provided, however, that in the case of the foregoing clauses (D), (E) and (F), Employee shall have been informed, in writing, of such material failure referred to in the foregoing clauses (D), (E) and (F), respectively, and provided with a reasonable opportunity to cure such material failure, if such failure is subject to cure;

                           (ii) Employee's employment hereunder shall terminate
                  if, because of a mental or physical disability or infirmity, Employee is unable to perform the essential functions of such person's duties, with or without reasonable accommodation, for a consecutive period of one hundred twenty (120) days or a non-consecutive period of one hundred twenty (120) days during any twelve month period, or such other period as may be required by applicable employment laws; or

                           (iii) upon the death of Employee;

                           (iv) the Employee hereby agrees that the Company may
                  dismiss him under this Section 5 by delivery from the Company to Employee of written notice of such dismissal, without regard (A) to any general or specific policies


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                  (whether written or oral) of the Company relating to the
                  employment or termination of its employees, or (B) to any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with the Company. Notwithstanding anything to the contrary contained herein, including in Section 1 of this Agreement, the Employee's employment with the Company is not for any specified term and may be terminated by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 5(b);

                           (v) the Employee may voluntarily resign his position
                  and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company; provided the Company shall, in its discretion and by sending written notice to Employee, be entitled to deem the Employee's resignation effective at any time within such thirty day period, and such date specified by the Company shall then become the "Date of Resignation." Notwithstanding any such action by the Company, Employee's severance and his rights thereunder shall be set as if the Employee voluntarily resigned; or

                           (vi) if not terminated sooner pursuant to Sections
                  5(a)(i) through 5(a)(v) above, the Employee's employment hereunder shall terminate December 31, 2002; provided, however, the Company and Employee may elect to extend the term of Employee's employment pursuant to the terms of this Agreement and/or enter into a new employment agreement.

         (b) In the event of the termination of Employee's employment:

                           (i) pursuant to Section 5(a)(i) hereof, then as of
                  the Date of Termination all of the Company's obligations hereunder (including, without limitation, the Company's obligations to pay Employee's Base Salary accruing after


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                  the Date of Termination, and any benefits (except as otherwise required by applicable law)) other than those obligations which have accrued but remain unpaid as of the Date of Termination (such as accrued but unpaid salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.), shall cease;

                           (ii) pursuant to Section 5(a)(ii) hereof, then as of
                  the Date of Termination all of the Company's obligations hereunder (including, without limitation, the Company's obligations to pay Employee's Base Salary accruing after the Date of Termination, and any benefits (except as otherwise required by applicable law)), other than those obligations which have accrued but remain unpaid as of the Date of Termination (such as accrued unpaid Base Salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.) shall cease;

                           (iii) pursuant to Section 5(a)(iii) hereof, then as
                  of the Date of Termination all of the Company's obligations hereunder (including without limitation the Company's obligations to pay Employee's Base Salary accruing after the Date of Termination, and any benefits (except as otherwise required by applicable law)), other than those obligations which have accrued but remain unpaid as of the Date of Termination (such as accrued but unpaid Base Salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.) shall cease;

                           (iv) pursuant to Section 5(a)(iv) hereof, then in
                  such event the Company shall (a) continue to pay Employee's Base Salary (without offset for any compensation received by Employee from any subsequent employment by any person, other than by an Affiliate of the Company or pursuant to a violation of Section 6 hereof) and to provide for the continuation of any Company health insurance benefits for which Employee would be eligible but for such termination on the basis in effect as of the Date of Termination, subject to the Company's right to amend, modify or terminate any such plan, for a period of two
                  (2) years from the Date of


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                  Termination (provided, that such continuation shall not cause the term of this Agreement to be extended beyond December 31,
                  2002), and (b) pay the earned portion, if any, of any incentive compensation applicable to Employee through the Date of Termination;

                           (v) pursuant to Section 5(a)(v) hereof, then as of
                  the Date of Termination all of the Company's obligations hereunder (including, without limitation, the Company's obligations to pay Employee's Base Salary accruing after the Date of Termination, and any benefits (except as otherwise required by applicable law)), other than those obligations which have accrued but remain unpaid as of the Date of Termination (such as accrued but unpaid salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.) shall cease; and

                           (vi) pursuant to Section 5(a)(vi) hereof, then as of
                  the Date of Termination all of the Company's obligations hereunder (including, without limitation, the Company's obligations to pay the Employee's Base Salary accruing after the Date of Termination, and any benefits (except as otherwise required by applicable law)), other than those obligations which have accrued but remain unpaid as of the Date of Termination (such as accrued but unpaid salary, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.), shall cease.

                  (c) "Date of Termination" shall mean (i) if Employee's employment is terminated pursuant to Section 5(a)(i), the date specified in the written notice of termination delivered to Employee by the Company, (ii) if the Employee's employment is terminated pursuant to Section 5(a)(ii), the date which is (A) the one hundred twentieth (120th) consecutive day of such inability or (B) the one hundred and twentieth (120th) day in any twelve (12) month period of such inability, (iii) if Employee's employment is terminated pursuant to
         Section 5(a)(iii), the date of his death, (iv) if Employee's employment is terminated pursuant to Sections 5(a)(iv), the date specified in the written notice of termination delivered to Employee by the Company, (v) if Employee's employment is terminated pursuant to Section 5(a)(v), the Date of Resignation, and (vi)


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         if Employee's employment is terminated pursuant to Section 5(a)(vi),
         December 31, 2002.

                  (d) The Employee hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Employee in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employee's employment hereunder. "Personal Property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, Employee will not retain any written or other tangible material containing any proprietary information of the Company. Upon termination of Employee's employment hereunder, Employee shall be deemed to have resigned from all offices and directorships then held with the Company or any Affiliate.

         6. COVENANT NOT TO COMPETE; CONFIDENTIALITY.

                  (a) Employee acknowledges that in the course of his employment by the Company he has and will become privy to various economic and trade secrets and relationships of the Company and its Affiliates. Therefore, in consideration of this Agreement, Employee hereby agrees that neither he nor his spouse nor any other member of his immediate family that resides with him will, directly or indirectly, except for the benefit of the Company or its Affiliates, or with the prior written consent of the Board of Directors of the Company, which consent may be granted or withheld at the sole discretion of the Company's Board of
         Directors:

                           (i) during the Noncompetition Period (as hereinafter
                  defined) become an officer, director, stockholder, partner, member, manager, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or encourage, counsel, advise or financially assist or support his spouse or any other member of his immediate family that resides with him to be or become, or himself be or become interested in or associated with any person, corporation, firm or business engaged in a Staffing Services Business (as hereinafter defined) in the States of Indiana,


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                  Michigan, Ohio, North Carolina, South Carolina, Tennessee and
                  Mississippi, and, outside such states, within a radius of fifty (50) miles from any office, including client on-site offices, operated during the Noncompetition Period by the Company or any of its Affiliates (the "Territory"), or in any Staffing Services Business directly competitive with that of the Company or any of its Affiliates, or himself engage in such business; provided, however, that:

                                    (A) nothing herein shall be construed to
                           prohibit Employee from owning not more than five percent (5%) of any class of securities issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or which is traded over the counter; and

                                    (B) the foregoing shall not restrict
                           Employee with respect to businesses, other than Staffing Services Businesses, engaged in by the Company or its Affiliates during the Noncompetition Period unless Employee either is or was substantially involved in such other businesses of the Company or such Affiliates or had access to Confidential Information (as hereinafter defined) with respect to such other businesses;

                           (ii) during the Noncompetition Period in the
                  Territory, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of himself or third parties, from parties who are, or within the preceding three hundred sixty (360) days were, customers of the Company or its Affiliates, any Staffing Services Business transacted by or with such customer by the Company or its Affiliates;

                           (iii) during the Noncompetition Period in the
                  Territory, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of himself or for third parties, any such Staffing Services Business from any such customers of the Company or its Affiliates;

                           (iv) during the Noncompetition Period in the
                  Territory, solicit, cause or authorize, directly or


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                  indirectly, to be solicited for or on behalf of himself or third parties, from parties who are, or within the preceding three hundred sixty (360) days were, customers of the Company or its Affiliates with whom Employee had business contacts on behalf of the Company or any of its Affiliates, any Staffing Services Business or any other business transacted with such customer by the Company or its Affiliates;

                           (v) during the Noncompetition Period, use, publish,
                  disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its Affiliates relating to its business or the operations, employees or customers of the Company or its Affiliates which constitutes proprietary or confidential information of the Company or its Affiliates, including without limitation, any information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents (collectively, "Confidential Information"), but excluding any Confidential Information which has become part of common knowledge or understanding or publicly available in the industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement); or

                           (vi) during the Noncompetition Period, in the
                  Territory,

                                    (A) solicit, entice, persuade or induce,
                           directly or indirectly, any employee (or person who within the preceding three hundred sixty [360] days was an employee) of the Company or its Affiliates or any other person who is under contract with or rendering services to the Company or its Affiliates, to terminate their employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such person or to become employed by or to enter into contractual relations with any persons other


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                           than such person or to enter into a relationship with
                           a competitor of the Company or its Affiliates,

                                    (B) approach any such employee for any of
                           the foregoing purposes, or

                                    (C) authorize or knowingly approve or assist
                           in the taking of any such actions by any person other than the Company or its Affiliates.

                  (b) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the Effective Date and ending twenty-four months after the date Employee ceases to be an officer or employee of the Company or any of its Affiliates for any reason; provided, however, that if Employee's employment is terminated pursuant to Section 5(a)(iv) hereof, the term "Noncompetition Period" shall mean the period commencing on the Effective Date and ending on the last date on which Employee is entitled to receive any payments pursuant to Section 5(b)(iv) hereof. Provided further that if Employee violates any of the provisions of subsection (a), the term of the Noncompetition Period shall be automatically extended for a like period of time from the date on which Employee permanently ceases such violation or from the date of the entry by a court of competent jurisdiction of a final order of judgment enforcing such provision, whichever period is later.

                  (c) For purposes of this Agreement, the term "Staffing Services Business" shall mean (A) a firm which recruits, trains and/or tests employees and assigns them to clients (i) to provide staffing help services for such client to support or supplement the client's work force in work situations such as employee absences, temporary skill shortages, seasonal workloads and special assignments and projects, (ii) to provide staffing help services for such client for short-term and long-term temporary placement and temporary to permanent arrangements for the client to eventually hire the service provider as its own employee, and (iii) to provide permanent individual employees for permanent employment placement fees, or (B) any of the business activities described in this subsection (c).

                  (d) The invalidity or non-enforceability of this Section 6 in any respect shall not affect the validity or


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         enforceability of this Section 6 in any other respect or of any other provisions of this Agreement. In the event that any provision of this
         Section 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforce able any other provision of this agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

                  (e) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Section 6 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary restraining order, temporary injunction, and permanent injunction, in addition to any remedies the Company may have at law. If either party files suit to enforce or to enjoin the enforcement of any of the provisions of this
         Section 6, the Company shall be entitled to recover, in addition to all other damages or remedies provided for herein, all of its costs incurred in prosecuting or defending such suit, including reasonable attorneys' fees, if the Company prevails in such suit.

                  (f) The provisions of this Section 6 shall survive termination of this Agreement.

         7. FINANCIAL REPORTING. During the term of this Agreement the Company will furnish Employee, as soon as available after the end of each monthly accounting period, an internal consolidated financial report of the Company.

         8. AFFILIATES. As used in this Agreement, "Affiliates" shall mean any partnership, joint venture, limited liability company or corporation that, directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a corporation, partnership, joint venture or limited liability company, whether through the ownership of voting securities, by contract or otherwise.


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         9. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to Employee:   William W. Wilkinson
                                    One Michiana Square
                                    100 E. Wayne Street, Suite 100
                                    South Bend, IN 46601

                  If to the Company:Corporate Staffing Resources, Inc.
                                    One Michiana Square
                                    100 East Wayne Street, Suite 100
                                    South Bend, IN 46601
                                    Attn: Board of Directors

                  With a copy to:   Paul D. Tosetti, Esq.
                                    Latham & Watkins
                                    633 W. Fifth Street, Suite 4000
                                    Los Angeles, CA  90071-2007

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. DIVISIBILITY OF AGREEMENT. In the event that any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

         11. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Indiana (without reference to the choice of law provisions of such State's law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters of the law of the jurisdiction under which the respective entity derives its powers shall govern.


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         12. ARBITRATION. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement or the breach thereof, other than Section 6, the parties agree that such dispute shall be resolved by final and binding arbitration in Chicago, Illinois administered by the American Arbitration Association ("AAA"), in accordance with AAA's Commercial Arbitration Rules then in effect. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

         13. LIMITATION ON LIABILITIES. If Employee is awarded any damages as compensation for any breach or action related to this Agreement, a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), or any other cause of action based in whole or in part on any breach of any provision of this agreement, such damages shall be limited to contractual damages and shall exclude (i) punitive damages, and (ii) consequential and/or incidental damages (e.g., lost profits and other indirect or speculative damages). The maximum amount of damages that Employee may recover for any reason shall be the amount equal to all amounts owed (but not yet paid) to Employee pursuant to this Agreement through its natural term or through any period for which severance is due pursuant to Section 5(b) hereof.

         14. COMPLETE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all oral or written employment agreements or arrangements between the Company (and any of its subsidiaries) and Employee including the 1997 Agreement. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         15. ASSIGNMENT. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or


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other entity with which the Company shall merge or consolidate or to which the
Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any Affiliate of the Company or to any corporation or entity with which such Affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such Affiliate; provided that as a condition to such sale of assets or merger, the purchaser or surviving company, as the case may be, shall have assumed the obligations of the Company under this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         17. EMPLOYEE'S ACKNOWLEDGMENT. Employee acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.

                                    EMPLOYEE:
                                    /s/ William W. Wilkinson
                                    ----------------------------------------
                                    William W. Wilkinson

                                    CORPORATE STAFFING RESOURCES, INC.

                                    By /s/ Conor T. Mullett
                                      --------------------------------------

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